CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our reports dated April 30, 2014 and April 29, 2013 relating to the consolidated financial statements of Natcore Technology Inc. and to the reference to our firm under the caption “Experts”.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
March 27, 2015